SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934


   Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  Embrex, Inc.
                 --------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                Not Applicable
                 --------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


   Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

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

                                 EMBREX, INC.
                               1040 Swabia Court
                         Durham, North Carolina 27703


                 --------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 --------------------------------------------

                          To Be Held on May 17, 2001


TO SHAREHOLDERS:


     You are cordially invited to attend the Annual Meeting of Shareholders of Embrex, Inc. (the "Company") which will be held on Thursday, May 17, 2001, at 9:00 a.m. local time, at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina for the following purposes:


       (1) To elect a Board of Directors of the Company for the ensuing year.


       (2) To ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2001.


       (3) To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.


     Shareholders of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment, postponement or continuation of the meeting.


     IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                            By Order of the Board of Directors

                                            /s/ Don T. Seaquist

                                            Don T. Seaquist
                                            Secretary


Durham, North Carolina
April 19, 2001

                                 EMBREX, INC.
                               1040 Swabia Court
                         Durham, North Carolina 27703


                             ---------------------

                                PROXY STATEMENT

                             ---------------------

            Annual Meeting of Shareholders to be held May 17, 2001


                        SOLICITATION AND VOTING RIGHTS


     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 19, 2001, in connection with the solicitation of proxies by the Board of Directors of Embrex, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on May 17, 2001, at 9:00 a.m., local time, and at any adjournment, postponement or continuation of the meeting. All expenses incurred in connection with this solicitation, including postage, printing, handling, and the actual expenses incurred by custodians, nominees, and fiduciaries in forwarding proxy material to beneficial owners, will be paid by the Company. In addition to solicitation by mail, certain officers, directors, and employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. Corporate Election Services has been engaged by the Company to tabulate the proxy voting. In addition, MalCon Proxy Advisors, Inc. will solicit delinquent proxies or request resubmission of proxies which are received by the Company unsigned or improperly completed. The aggregate fees to be paid to Corporate Election Services and MalCon Proxy Advisors, Inc. are not expected to exceed $20,000.


     The purposes of the Annual Meeting are to: (1) elect seven nominees to the Board of Directors; (2) ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2001; and (3) act upon such other matters as may properly come before the Annual Meeting or any adjournments of the meeting. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting or any adjournment of the meeting.


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by: filing with the Secretary of the Company written notice of revocation, provided such notice is actually received prior to the vote of shareholders; duly executing and filing a subsequent proxy with the Secretary of the Company before the vote of shareholders; or attending the Annual Meeting and voting in person. If the accompanying proxy card is properly signed and returned, the proxy and the shares of the Company represented by the proxy will be voted in the manner directed in the proxy card. If no direction is made, the proxy and such shares will be voted FOR the proposals set forth in the accompanying proxy card and described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments of the meeting, the accompanying proxy card will confer discretionary authority to vote and the proxyholders named in the proxy card will vote on any such matters in their discretion.


     The Board of Directors has fixed the close of business on March 16, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments of the meeting. As of the close of business on March 16, 2001, there were 7,923,699 shares of Common Stock of the Company outstanding and entitled to vote. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share held. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information, as of March 31, 2001, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person. The address of the directors, nominees and executive officers is the Company's address.



                                                        Shares
Name                                            Beneficially Owned (1)     Percent of Class
--------------------------------------------   ------------------------   -----------------
Randall L. Marcuson (2) ....................          286,471                     3.6%
C. Daniel Blackshear (3) ...................           32,900                       *
Lester M. Crawford, DVM, Ph.D. (4) .........           37,500                       *
Peter J. Holzer (5) ........................           74,300                       *
John E. Klein (6) ..........................            4,000                       *
Kenneth N. May, Ph.D. (7) ..................           50,000                       *
Arthur M. Pappas (8) .......................           42,050                       *
Walter V. Smiley (9) .......................           47,000                       *
Don T. Seaquist (10) .......................           80,199                     1.0%
David M. Baines, Ph.D. (11) ................           80,281                     1.0%
Brian V. Cosgriff (12) .....................           46,608                       *
Catherine A. Ricks, Ph.D. (13) .............           89,703                     1.1%
Brian C. Hrudka (14) .......................           24,279                       *
All Directors and Executive Officers
 as a Group (13 Persons) (15) ..............          895,291                    11.3%

--------
* Less than one percent

(1) The shares of Common Stock and voting rights owned by each person or by all directors and executive officers as a group, and the shares included in the total number of shares of Common Stock outstanding used to determine the percentage of shares of Common Stock owned by each person and such group, have been adjusted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.
(2) Includes 126,500 shares of Common Stock subject to exercisable options, 5,492 shares of Common Stock owned jointly by Mr. Marcuson and his children and 154,479 shares owned by Mr. Marcuson.
(3) Includes 15,400 shares of Common Stock owned by Mr. Blackshear and 17,500 shares of Common Stock subject to exercisable options.
(4) Includes 1,000 shares of Common Stock owned by Dr. Crawford and 36,500 shares of Common Stock subject to exercisable options.
(5) Includes 35,000 shares of Common Stock owned by Mr. Holzer, 21,800 shares of Common Stock owned by Mr. Holzer's spouse, and 17,500 shares of Common Stock subject to exercisable options.
(6) Includes 4,000 shares of Common Stock subject to exercisable options.
(7) Includes 35,000 shares of Common Stock subject to exercisable options and 15,000 shares held jointly with Dr. May's spouse.
(8) Includes 36,300 shares of Common Stock owned by Mr. Pappas and 5,750 shares of Common Stock subject to exercisable options.

(9) Includes 10,000 shares of Common Stock owned by Smiley Family Limited Partnership, of which Mr. Smiley is a limited partner, 7,000 shares owned by the Campbell Family Children's Trust, of which Mr. Smiley is a Trustee, 15,000 shares directly owned by Mr. Smiley and 15,000 shares subject to exercisable options.
(10) Includes 26,199 shares of Common Stock owned by Mr. Seaquist and 54,000 shares of Common Stock subject to exercisable options.
(11) Includes 11,181 shares of Common Stock owned by Dr. Baines and 69,100 shares of Common Stock subject to exercisable options.
(12) Includes 11,141 shares of Common Stock owned by Mr. Cosgriff, 35,250 shares of Common Stock subject to exercisable options and 217 shares of Common Stock owned jointly by Mr. Cosgriff and his children.
(13) Includes 22,303 shares of Common Stock owned by Dr. Ricks, 67,300 shares of Common Stock subject to exercisable options and 100 shares of Common Stock owned by Dr. Ricks' spouse. Dr. Ricks disclaims beneficial ownership of the shares held by her spouse.
(14) Includes 3,029 shares of Common Stock owned by Mr. Hrudka and 21,250 shares of Common Stock subject to exercisable options.
(15) Includes 504,650 shares of Common Stock subject to exercisable options.


     In addition, the following table sets forth certain information as to each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of March 31, 2001.



Name and Address                              Shares
of Beneficial Owner                     Beneficially Owned     Percent of Class
------------------------------------   --------------------   -----------------
   Mohamed Abdulmohsin Al Kharafi &           629,500 (1)             7.9%
     Sons W.L.L.
     P.O. Box 886 Safat
     3009 Safat Kuwait
   Palo Alto Investors, LLC,                  941,500 (2)            11.9%
     Palo Alto Investors,
     William Leland Edwards
     and Micro Cap Partners, L.P.
     470 University Avenue
     Palo Alto, CA 94301
   FMR Corp., Edward C. Johnson 3d            786,900 (3)             9.9%
     and Abigail P. Johnson
     82 Devonshire Street
     Boston, MA 02109

--------
(1) Based on a Schedule 13D filed by Mohamed Abdulmohsin Al Kharafi & Sons W.L.L. ("Kharafi") with the Securities and Exchange Commission dated May 15, 1996. Kharafi indicated in the Schedule 13D that it holds the Company's Common Stock as an equity investment.
(2) Based on a Schedule 13G amendment filed by Palo Alto Investors, LLC, Palo Alto Investors, William Leland Edwards and Micro Cap Partners, L.P. with the Securities and Exchange Commission on February 8, 2001. Palo Alto Investors, LLC., Palo Alto Investors and Mr. Edwards share voting and dispositive power over 908,100 shares. Mr. Edwards reports sole voting and dispositive power over 33,400 shares. Micro Cap Partners, L.P. reports shared voting and dispositive power over 515,400 shares. Mr. Edwards is the controlling shareholder of Palo Alto Investors. Palo Alto Investors is the manager of Palo Alto Investors, LLC, which is a registered advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Palo Alto Investors, LLC is the general partner of Micro Cap Partners, L.P.
(3) Based on a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the Securities and Exchange Commission on April 10, 2001. Fidelity Management & Research Company

  ("Fidelity") is a subsidiary of FMR Corp. and an investment adviser to Fidelity Low Priced Stock Fund (the "Fund") which owns 786,900 shares. Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a Director and each is a substantial shareholder of FMR Corp. FMR Corp. and Mr. Johnson each report sole dispositive power over the shares through control of Fidelity and the Fund, but disclaim voting power over the shares. Sole voting power resides with the Board of Trustees of Fidelity's funds. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other holders of Class B common stock of FMR Corp. have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.



                                  MANAGEMENT


   The executive officers of the Company are as follows:



Name                                       Age                  Position with Company
---------------------------------------   -----   ------------------------------------------------
   Randall L. Marcuson ................    52     President, Chief Executive Officer and Director
   Don T. Seaquist ....................    52     Vice President, Finance and Administration
   David M. Baines, Ph.D. .............    53     Vice President, Global Marketing and Sales
   Brian V. Cosgriff ..................    48     Vice President, Sales and Marketing
   Catherine A. Ricks, Ph.D. ..........    54     Vice President, Research and Development
   Brian C. Hrudka ....................    43     Vice President, Global Product Development and
                                                   Supply

     Randall L. Marcuson joined the Company in 1990 as President and Chief Executive Officer and a director. Prior to coming to the Company, Mr. Marcuson was Vice President, Animal Health Products for the International Agricultural Division of American Cyanamid. Mr. Marcuson joined American Cyanamid in 1984 after 10 years of domestic and international marketing experience with Monsanto Agricultural Products Company. Mr. Marcuson holds a B.A. degree in international relations from the University of Kansas.


     Don T. Seaquist joined the Company in 1996 as Vice President, Finance and Administration. Prior to joining the Company, Mr. Seaquist was Vice President and Treasurer of Greyhound Lines, Inc. from February 1990 to January 1995. Previously, Mr. Seaquist was Managing Director of Trinity Litchfield Group, an investment firm, Vice President and Treasurer of Horsehead Industries, an international manufacturing company, and Manager of International Corporate Finance for United Technologies Corporation. Mr. Seaquist holds a B.S.B.A. in Management from Georgetown University and an MBA in Finance and Marketing from Columbia University.


     David M. Baines, Ph.D. was appointed Vice President, Global Marketing and Sales in July 1999. Dr. Baines has been a Vice President of Embrex, Inc. since 1995 and joined the Company in 1993 as Managing Director of Embrex Europe Limited and served in this capacity until 1999. Prior to this, Dr. Baines served as a consultant to the Company. Before his affiliation with Embrex, Dr. Baines had a 23-year career with Rhone Merieux, a subsidiary of Rhone-Poulenc. Dr. Baines served as Chief Executive of Rhone Merieux's United Kingdom animal health subsidiary, and before that as General Manager of its operations in New Zealand. Dr. Baines began his career as a development and senior research scientist for Rhone Merieux, and holds a B.Sc. degree in Zoology from Reading University and a Ph.D. degree in Entomology from London University.


     Brian V. Cosgriff joined the Company in 1995 as Vice President, Sales and Marketing. Prior to joining the Company, Mr. Cosgriff was with SmithKline Beecham for approximately nine years, where he served in various capacities, including Director of Strategic Product Development for that firm's Animal Health business, Director of Business Development and Planning in the United States, and as Sales Director in Australia. Mr. Cosgriff has also worked for Monsanto Australia, Ltd. and Merck Sharp & Dohme, New Zealand. Mr. Cosgriff holds a B.S. degree in biology and economics from the University of Canterbury, Christchurch, New Zealand and an advanced degree in marketing from the University of New South Wales in Sydney, Australia.


     Catherine A. Ricks, Ph.D. joined the Company in 1989 as Vice President, Research and Development. Prior to joining the Company, Dr. Ricks was Manager of Animal Industry Discovery and Biotechnology for American Cyanamid. During her 10 years with American Cyanamid she managed a variety of research programs directed at increasing livestock productivity. She holds a B.S. in botany and an M.S. in plant physiology from London University, London, England, and a Ph.D. in dairy science from Michigan State University, and is an Adjunct Professor in poultry science at North Carolina State University.


     Brian C. Hrudka joined the Company in 1999 as Vice President, Global Commercial Development (title subsequently changed to Vice President, Global Product Development and Supply). Prior to joining the Company, Mr. Hrudka was with Novartis in the United States for approximately nine years, where he served in various capacities, including Vice President, Operations and Chief Financial Officer & Director of Business Development for the Animal Health Division, and as Brand Manager for the Plant Genetics Division for Ciba-Geigy, Inc., the predecessor company to Novartis prior to the merger of Ciba-Geigy and Sandoz. He also worked at Ciba-Geigy Global Headquarters in Basel, Switzerland for three years. He worked for King Agro Inc. in a variety of sales and managerial positions. Mr. Hrudka holds both a B.S. degree in Biochemistry and an MBA from the University of Western Ontario.



                       PROPOSAL 1: ELECTION OF DIRECTORS


     Pursuant to the authority granted by the Company's Bylaws, the Board of Directors of the Company has established the number constituting the Board of Directors for the ensuing year to be seven. The proxies cannot be voted for a greater number of persons than the number of nominees named, and any seat not filled at the Annual Meeting may be filled as a vacancy by the Board of Directors. Each of the nominees currently serves as a director of the Company. The nominees for election as directors are named and certain other information is provided below:



                                                                                                  First Year
Name                                                   Position With Company           Age     Elected Director
--------------------------------------------   ------------------------------------   -----   -----------------
Randall L. Marcuson ........................   President, Chief Executive              52           1990
                                                Officer, and Director
C. Daniel Blackshear (1) ...................   Director                                57           1998
Lester M. Crawford, DVM, Ph.D. (1) .........   Director                                63           1993
Peter J. Holzer (1) (3) ....................   Chairman of the Board of Directors      55           1998
John E. Klein (2) ..........................   Director                                55           2001
Arthur M. Pappas (3) .......................   Director                                53           1995
Walter V. Smiley (3) .......................   Director                                63           1999

--------
(1) Member of the Audit Committee of the Board.
(2) Elected to the Board March 1, 2001.
(3) Member of the Compensation Committee of the Board.


     Randall L. Marcuson's biographical information is included under MANAGEMENT in this Proxy Statement.


     C. Daniel Blackshear has served as a director of the Company since 1998. Mr. Blackshear has been President and CEO of Carolina Turkeys since 1994. Carolina Turkeys is the fifth largest turkey producer in the U.S. From 1982 to 1994, Mr. Blackshear was Senior Vice President, Food Division, of Cuddy Farms, Inc., responsible for operation of this vertically integrated operation. From 1971 to 1982, he served in a number of managerial positions at Pillsbury Farms, Country Pride Foods and ConAgra Poultry. Early in his career, he worked as Quality Assurance Director and Food Scientists Section Manager at Gold Kist, Inc. Mr. Blackshear holds both a B.S. degree in Agriculture as a poultry major and a M.S. degree in Food Science and Management from the University of Georgia. He is a past President of both the North Carolina Turkey Federation and the North Carolina Poultry Federation. He is former Director of the American Meat Institute and currently is a director of the National Turkey Federation.


     Lester M. Crawford, DVM, Ph.D. has served as a director of the Company since 1993. Dr. Crawford is a Director of the Center for Food and Nutrition Policy at Georgetown University. Previously, he was Executive Director for the Association of American Veterinary Medical Colleges, Executive Vice President for Scientific Affairs of the National Food Processors Association, and Administrator of the Food Safety and Inspection Service, U.S. Department of Agriculture (USDA). Prior to joining the USDA, Dr. Crawford served as Director of the Center for Veterinary Medicine, Food and Drug Administration and in various positions at the University of Georgia, including Head, Department of Physiology-Pharmacology. Very early in his career he worked in research and development for American Cyanamid and in private veterinary practice. Presently, he serves on the Expert Advisory Panel on Food Safety of the World Health Organization; the Committee on Scientific Freedom and Responsibility of the American Association for the Advancement of Science; the Board of Directors at the Food and Drug Law Institute; as a food safety expert, the Sub-Committee on Food and Health, National Academy of Sciences; and the Science Advisory Board of the Institute of Food Technologists. Dr. Crawford holds a Doctorate of Veterinary Medicine degree from Auburn University, a Ph.D. in Pharmacology from the University of Georgia and received an honorary doctorate from Budapest University in 1987.


     Peter J. Holzer has served as a director of the Company since May 1998 and became Chairman of the Board in 2000. Since 1996, Mr. Holzer has been an Advisory Director of AMT Capital Management, LLC, a New York-based strategic consulting and financial advisory firm focused on the financial services industry. At AMT Capital, Mr. Holzer participates in strategic consulting and financial advisory engagements. From 1967 to 1996, he served in a number of managerial capacities at The Chase Manhattan Corporation, most recently as Executive Vice President and Director, Strategic Planning and Development from 1990 to 1996. In this role, he was a member of the senior management team responsible for determining strategic direction as well as managing internal corporate development. From 1987 to 1990, he was Senior Vice President and Sector Executive, International Individual Banking, responsible for all of Chase's international private banking and consumer banking businesses. Prior positions at Chase included Vice President and General Manager in Switzerland, Vice President and General Manager in Singapore, as well as responsibilities for credit training and management of the bank's European petroleum division. Currently, Mr. Holzer also serves on the board of the privately owned Columbia Analytical Services, an environmental testing laboratory company, and as a trustee of Big Brothers/Big Sisters, New York, NY. He holds a B.A. degree in International Affairs from Princeton University and an MBA from Stanford University.


     John E. Klein became a director of the Company in March 2001. Mr. Klein is President and Chief Executive Officer of Bunge Corporation, a major international agribusiness company primarily engaged in grain and oilseed processing and the manufacture and marketing of edible oil and bakery products. Based in St. Louis, Bunge Corporation is the North American operating arm of Bunge International Limited. After joining Bunge in 1976, Mr. Klein held various financial, trading and management positions in Europe, South America and New York before becoming CEO of Bunge Corporation in 1985. Prior to joining Bunge, Mr. Klein taught at International College, Beirut, Lebanon and practiced law at the New York law firm of Sullivan & Cromwell. Mr. Klein holds an A. B. degree from Princeton University and a J. D. degree from the University of Michigan.


     Arthur M. Pappas has served as a director of the Company since 1995. Mr. Pappas is Chairman and Chief Executive Officer of A. M. Pappas & Associates, LLC, an international consulting, investment and venture company that works with life science companies, products and related technologies. Prior to founding

A. M. Pappas & Associates, LLC in 1994, Mr. Pappas was a director on the main board of Glaxo Holdings plc with executive responsibilities for operations in Asia Pacific, Latin America and Canada. In this capacity, Mr. Pappas was Chairman and Chief Executive of Glaxo Far East (Pte) Ltd. and Glaxo Latin America Inc., as well as Chairman of Glaxo Canada Inc. He has held various senior executive positions with Abbott Laboratories International Ltd., Merrell Dow Pharmaceuticals and the Dow Chemical Company, in the United States and internationally. Mr. Pappas is a director of publicly-traded Quintiles Transnational Corp., a contract research, sales and marketing organization; Valentis Inc., a gene therapy research company; KeraVision, Inc., a company developing products for reversible vision correction surgery; and AtheroGenics Inc., a biopharmaceutical company focused on research and development of genes that regulate atherosclerosis and cancer. He is also a director of privately-held ArgoMed, Inc., WebEBM Inc. and Elitra Pharmaceuticals. Mr. Pappas received a B.S. degree in Biology from Ohio State University and an M.B.A. in Finance from Xavier University.

     Walter V. Smiley has served as director of the Company since 1999. Since 1989, Mr. Smiley has been the owner and President of Smiley Investment Company, a venture capital firm based in Little Rock, Arkansas. From 1983 through 1998, Mr. Smiley served as a director of Acxiom Corporation, a company which provides data delivery and information integration management for customers in the United States and the United Kingdom. He served from 1968 until 1989 as Chairman of the Board and Chief Executive Officer of Systematics, Inc., a predecessor of ALLTEL Data Services Corporation, an Arkansas-based company which provides data processing services to financial institutions throughout the United States and abroad. Mr. Smiley also serves as Chairman of the Board of Directors of Southern Development Banc Corp. He holds an M.B.A. and a B.S. in industrial management from the University of Arkansas.

     The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than seven nominees. Properly signed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

     Under North Carolina law and the Company's Bylaws, directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) will not be included in determining which nominees receive the highest number of votes. All directors hold office until the next Annual Meeting of the Company's shareholders and until the election and qualification of their successors.

The Board of Directors recommends that the shareholders vote "FOR" the election of the nominees.

Director Attendance and Board Committees

     During the last fiscal year, the Board of Directors met nine times. Each person who served as a director during the 2000 fiscal year attended 75% or more of the aggregate number of the Board meetings and committee meetings (held during the period for which the director was in office) of the Board of which the director was a member, except for Mr. Pappas who attended 60% of the meetings of the Board.

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The members of these committees are identified in the table above.

     The Audit Committee is responsible for reviewing the scope, results and effectiveness of the Company's internal accounting controls and the audits by the Company's independent public accountants. Also, the Audit

Committee recommends to the Board the engagement of independent auditors. During 2000, the Audit Committee held three meetings.


     The Compensation Committee recommends to the Board of Directors compensation arrangements for certain employees and directors and is responsible for the administration of certain of the Company's compensation plans. Specifically, the Compensation Committee administers the Company's incentive and nonstatutory stock option plans and employee stock purchase plan. During 2000, the Compensation Committee held one meeting.


     The Company does not have a nominating committee of the Board of Directors. The Board performs the functions that might be performed by such a committee.


Compensation of Directors


     During 2000, non-officer directors received a $10,000 annual retainer, payable $2,500 each calendar quarter, and $1,000 per Board of Directors or committee meeting attended, plus expenses. During 2000, the non-officer Chairman of the Board received an $18,000 annual retainer, payable $4,500 each calendar quarter, and $1,000 per Board of Directors or committee meeting attended, plus expenses. No compensation is paid for committee meetings held on the same day as or on days contiguous to the date of a Board of Directors meeting. Non-officer directors also are eligible to receive nonstatutory stock option grants pursuant to the Company's Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan. During 2000, each non-officer director of the Company received options to purchase 5,000 shares of Common Stock at an exercise price of $10.50.

                            EXECUTIVE COMPENSATION


     The following tables set forth a summary of compensation earned by or paid to the Company's Chief Executive Officer and the next five most highly compensated executive officers of the Company who served in such capacities on December 31, 2000, for services rendered during the fiscal years indicated.


                          Summary Compensation Table



                                                      Annual
                                                Compensation (1)(2)
                                     -----------------------------------------         Long Term Compensation
Name and Principal Position               Year          Salary      Bonus (3)     Securities Underlying Options (#)
----------------------------------   -------------   -----------   -----------   ----------------------------------
Randall L. Marcuson                       2000         $280,000      $130,000                  50,000
President and Chief                       1999         $260,000      $ 60,000                  20,000
  Executive Officer                       1998         $240,000      $ 50,000                  24,000
Don T. Seaquist                           2000         $190,000      $ 55,000                  22,000
Vice President, Finance                   1999         $164,000      $ 30,000                  10,000
  and Administration                      1998         $155,000      $ 27,400                  12,000
David M. Baines, Ph.D.                    2000         $177,000      $ 37,500                  18,000
Vice President , Global                   1999         $168,000      $ 13,000                  12,000
  Marketing and Sales                     1998         $144,450         -0-                    12,000
Brian V. Cosgriff                         2000         $170,000      $ 60,000                  22,000
Vice President, Sales and                 1999         $155,000      $ 29,000                  12,000
  Marketing                               1998         $145,000      $ 32,876                  13,000
Catherine A. Ricks, Ph.D.                 2000         $155,000      $ 35,000                  13,000
Vice President, Research                  1999         $150,000      $ 21,000                  10,000
  and Development                         1998         $143,000      $ 26,600                  12,000
Brian C. Hrudka                           2000         $160,000      $ 30,000                  15,000
Vice President, Global                    1999(4)      $118,700         -0-                     -0-
  Product Development and Supply          1998            -0-           -0-                     -0-

--------
(1) No executive officer of the Company received any personal benefits other than those benefits available to all employees through participation in employee benefit plans.
(2) Includes compensation that has been deferred under the Company's 401(k) Retirement Savings Plan.
(3) These incentive compensation payments consist of cash and stock; see "Report of the Compensation Committee of the Board of Directors."
(4) This represents a partial year of compensation, as Mr. Hrudka joined the Company in March of 1999.


                       Option Grants in Last Fiscal Year


     The following table sets forth stock options granted by the Company to the named executive officers in the past fiscal year. No stock appreciation rights were granted. The table also sets forth the hypothetical potential realizable values that would exist for the options at the end of their ten-year terms, at assumed rates of stock price appreciation of 5% and 10%. The actual value of the options will depend on the market value of the Company's Common Stock. No gain to the option holders is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                                  Individual Grants
                              ----------------------------------------------------------
                                                                                           Potential Realizable Value
                                                                                                        at
                                                                                             Assumed Annual Rates of
                                Number of       Percent of                                            Stock
                                Securities     Total Options                                 Price Appreciation for
                                Underlying      Granted to       Exercise                          Option Term
                                 Options       Employees in     Price Per     Expiration   ---------------------------
Name                           Granted (1)      Fiscal Year       Share          Date         5% ($)        10% ($)
---------------------------   -------------   --------------   -----------   -----------   -----------   -------------
Randall L. Marcuson              50,000            12.28%        $ 10.50       1/13/10      $330,170      $  836,715
Don T. Seaquist                  22,000             5.40%        $ 10.50       1/13/10      $145,275      $  368,155
David M. Baines, Ph.D.           18,000             4.42%        $ 10.50       1/13/10      $118,861      $  301,217
Brian V. Cosgriff                22,000             5.40%        $ 10.50       1/13/10      $145,275      $  368,155
Catherine A. Ricks, Ph.D.        13,000             3.19%        $ 10.50       1/13/10      $ 85,844      $  217,546
Brian C. Hrudka                  15,000             3.68%        $ 10.50       1/13/10      $ 99,051      $  251,015
   Total potential stock price appreciation from January 13, 2000 to
    January 13, 2010 for all shareholders at assumed rates of stock
    price appreciation (2)                                                                  $924,476      $2,342,803

--------
(1) The options granted are incentive stock options and nonstatutory stock options and become exercisable 25% per year commencing one year from the date of grant and are fully exercisable four years from the date of grant. Payment of the exercise price must be in cash, or at the discretion of the Compensation Committee, in capital stock of the Company, by a note bearing interest and payable in installments, or by any other lawful means. Generally, the options granted must be exercised within 10 years from the date of grant, but must be exercised within three months after termination of the option holder's employment (for reasons other than disability or death) and within one year after the option holder's disability or death. These stock options include a provision that would accelerate the vesting of the options upon a "change in control" of the Company.
(2) Based on price of $10.50 on January 13, 2000, and a total of 7,945,097 shares of Common Stock outstanding.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                                       Number of Securities
                                        Shares                        Underlying Unexercised        Value of Unexercised
                                       Acquired                         Options at Fiscal        "In-The-Money" Options at
                                          on            Value                Year-End                 Fiscal Year-End
Name                                 Exercise(#)   Realized($)(1)   Exercisable/Unexercisable   Exercisable/Unexercisable(2)
----------------------------------- ------------- ---------------- --------------------------- -----------------------------
Randall L. Marcuson ...............    37,075         $472,706           166,070 / 85,750           $1,502,488 / $591,875
Don T. Seaquist ...................     -0-              -0-              42,250 / 36,250           $  392,188 / $250,500
David M. Baines, Ph.D. ............     -0-              -0-              55,475 / 36,125           $  513,900 / $266,563
Brian V. Cosgriff .................    21,000         $197,300            21,000 / 40,000           $  197,500 / $285,750
Catherine A. Ricks, Ph.D. .........    12,750         $176,813            55,425 / 29,625           $  502,275 / $226,813
Brian C. Hrudka ...................     -0-              -0-               8,750 / 41,250           $   92,149 / $349,572

--------
(1) The value realized is calculated by subtracting the exercise price from the closing market price of the shares acquired on the date of exercise.
(2) Options are "In-the-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $15.375, the closing market price of the underlying Common Stock as of December 31, 2000.


Employment Agreements

     All employees of the Company, including the executive officers named in the above tables, have entered into employment agreements with the Company. Each employment agreement provides for merit-based salary increases at the Board of Directors' sole discretion and includes confidentiality and non-competition provisions, as well as an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment. Each employment agreement provides that the named executive officer serves at the pleasure of the Company and does not state a term of employment. Each agreement also provides that if the Company terminates the officer's employment without cause, the officer will be entitled to receive an amount ranging from one to one and one-half times the officer's annual compensation.


     Each of the executive officers of the Company has entered into a Change in Control Severance Agreement with the Company. Each of these agreements provides that after a change in control of the Company, the officer will be entitled to receive certain payments and benefits, including a payment equal to 2.9 times the officer's annual compensation, if within two years the Company terminates the officer's employment for reasons other than cause, disability or death, or if the employee terminates his employment for good reason, for example, a change in the employee's position, responsibilities, or salary. Under these agreements, all stock options held by such officers immediately vest upon a change in control of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the report forms that were filed and written representations from executive officers and directors, the Company believes that during 2000 all Section 16 filing requirements applicable to its executive officers and directors were complied with, except that the following filing requirement was not complied with, which was inadvertent: Form 4 for Randall L. Marcuson for a February 8, 2000 transaction, which was filed late on March 15, 2000.



        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


General


     The Compensation Committee (the "Committee") reviews and makes recommendations to the full Board of Directors regarding the overall compensation structure and program of the Company including employee benefit and stock option plans. The Committee serves also as the Stock Option Committee and approves (or recommends to the full Board of Directors at its discretion) the grant of stock options from the Company's various stock option plans. The Committee is composed entirely of non-officer and non-employee directors.


Executive Compensation


     The Company's policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with many larger and more profitable companies.


     Compensation of executives consists of the same components as the compensation of other Company employees: monthly salary, company paid fringe benefits (consisting principally of group health and other insurance), incentive compensation, and stock options. Executives are paid salaries within a range established for their position. Salary ranges for executive positions are established using the same process as for other positions and job levels within the Company, i.e., by systematically evaluating the position and assigning a salary range based on comparisons with pay scales for similar positions in reasonably comparable companies using regional and national salary surveys. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement. Presently, incentive compensation payments and stock option awards are the principal means for rewarding executives for good performance.

     Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. Adjustments to executive salaries other than the Chief Executive Officer ("CEO") are recommended to the Committee by the CEO based on an executive's performance during the preceding year, the executive's salary relative to the salary range for the position, and the competitive situation. That performance is measured based on the executive's success in achieving goals established at the beginning of the year. Where achievement of these goals cannot readily be measured objectively, the Committee will exercise its subjective judgment in determining the degree to which goals are achieved. Corporate performance also is considered by the Committee, although it is not determinative of executive compensation because corporate performance is best measured over longer periods of time.


     Incentive compensation payments (bonus payments) to executives are generally made annually along with incentive compensation payments to other employees. Incentive compensation payments other than the CEO are recommended to the Committee by the CEO based on an executive's performance during the preceding year. The performance is measured based on the executive's success in achieving goals established in the beginning of the year and on corporate performance. Incentive compensation payments are made to executives in the following manner: 50% of the payment is awarded in the form of shares of the Company's Common Stock and 50% is awarded in the form of cash. This method of payment is intended to increase executive ownership of the Company's Common Stock while providing sufficient cash to withhold taxes on the entire cash/stock compensation.


CEO Compensation


     The CEO's compensation is recommended by the Committee to the full Board of Directors based on the Committee's knowledge of the level appropriate to enable the Company to remain competitive and retain top management.


     In addition, the compensation of Mr. Randall L. Marcuson, President and Chief Executive Officer, has been and is based on the Committee's subjective assessment of his progress toward achieving Company objectives of profitability, developing the Inovoject(R) egg injection system and other products, commercial introduction of those products to the global poultry industry, establishing a commercial presence in international markets, overall organizational development, and enhancing long term shareholder value. In reaching this year's recommendation, particular weight was given to the fact that the Company had increased its number of Inovoject(R) placements, continued global expansion into Asia and Latin America, and increased revenues and net income.


     The incentive compensation payment to Mr. Marcuson is made in the following manner: 67% of the payment is awarded in the form of shares of the Company's Common Stock and 33% is awarded in the form of cash. Like other executives, this method of payment is intended to increase Mr. Marcuson's ownership of the Company's Common Stock while providing sufficient cash to withhold taxes on the entire cash/stock compensation.


Stock Option Grants


     Stock options are intended to enhance the long term proprietary interest in the Company on the part of employees and others who can contribute to the Company's overall success and to increase the value of the Company to its shareholders.


     Generally all employees of the Company are eligible to receive annual stock option grants. Guidelines are established for ranges of option grants based on the salary ranges of various position levels within the Company. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Committee believes that employees at higher levels in the organization have a greater opportunity to influence and contribute to shareholder value. The Committee may decide to award stock options greater than the guideline amounts or more frequently than annually, if it believes the recipient has made an exceptional contribution to the Company's progress.


     Stock options are also awarded upon hiring employees to fill certain senior positions in the Company. The size of those awards are determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.


     The process for determining amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.


Policy with Respect to $1 Million Deduction Limit


     All compensation that the Company has paid to its executive officers has been deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to its executive officers. An exception to this limitation is available for "performance-based" compensation. Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the Committee considers approving compensation in the future that would exceed the $1 million threshold, the Committee will consider what actions, if any, should be taken to make such compensation deductible.


     This report is submitted by the Compensation Committee of the Board of Directors, consisting of the following members:

                             Kenneth N. May, Ph.D.
                               Arthur M. Pappas
                               Walter V. Smiley



            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. All members of the Audit Committee have been determined to be "independent", as required by applicable listing standards of Nasdaq. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. During the fiscal year ended December 31, 2000, the Audit Committee met three times.


     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company, consisting principally of tax services, is compatible with maintaining the auditors' independence, and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact independent.


     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.


     This report is submitted by the Audit Committee of the Board of Directors, consisting of the following members:

                              C. Daniel Blackshear
                              Lester M. Crawford
                                Peter J. Holzer

                     COMPARISON OF CUMULATIVE TOTAL RETURN


     The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five-year period ended December 31, 2000, with the cumulative total return for the same period on the Nasdaq Composite
(US) Index and the Wilshire MicroCap Index. In accordance with Regulation S-K under the Securities Act of 1933, Embrex has elected to use the Wilshire MicroCap Index in lieu of a published industry or line-of-business index or a peer group. Embrex does not believe it can reasonably identify a peer group. Also, Embrex believes that the Wilshire MicroCap Index, which is an index of issuers with similar market capitalizations to the Company, is a more appropriate index for comparison purposes. The graph assumes that at the beginning of the period indicated $100 was invested in the Company's Common Stock and the stock of the companies comprising the Nasdaq Composite (US) Index and the Wilshire MicroCap Index, and that all dividends, if any, were reinvested.


[PERFORMANCE CHART APPEARS HERE. SEE THE TABLE BELOW FOR PLOT POINTS.]


--------------------------------------------------------------------------------------------------
Comparison of Cumulative Total Return
                               12/31/95     12/31/96    12/31/97   12/31/98    12/31/99   12/31/00
--------------------------------------------------------------------------------------------------
Embrex, Inc.                   $100.00      $110.63      $89.91     $84.62     $175.51    $260.22
--------------------------------------------------------------------------------------------------
Nasdaq Composite (US) Index    $100.00      $123.00     $150.20    $210.41     $307.66    $186.78
--------------------------------------------------------------------------------------------------
Wilshire MicroCap Index        $100.00      $117.09     $145.39    $134.59     $189.56    $174.30
--------------------------------------------------------------------------------------------------

      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     Ernst & Young LLP has served as the independent accounting firm of the Company since its inception. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2001. Although the selection and appointment of independent accountants are not required to be submitted to a vote of the shareholders, the Board of Directors desires to obtain shareholder ratification of this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will be afforded an opportunity to make a statement.


Fiscal 2000 Audit Firm Fee Summary


     During fiscal year 2000, the Company engaged Ernst & Young LLP to provide services in the following categories and amounts:


  Audit Fees                     $78,820
  Non-Audit Fees
  (consisting principally
  of fees for tax services)      $50,490

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of the appointment of Ernst & Young LLP for fiscal year 2001.

                                 MISCELLANEOUS


     Upon written request made by any shareholder to Don T. Seaquist, Vice President Finance and Administration and Corporate Secretary, Embrex, Inc., Post Office Box 13989, Research Triangle Park, North Carolina 27709, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements, will be provided without charge.


                      SUBMISSION OF SHAREHOLDER PROPOSALS
                            FOR 2002 ANNUAL MEETING


     Any proposal which a shareholder intends to present for a vote of shareholders at the annual meeting of shareholders for the year 2002 and which such shareholder wishes to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 14, 2001. Proposals received after December 14, 2001 will not be considered for inclusion in the Company's proxy materials for its 2002 annual meeting.


     In addition, if a shareholder intends to present a proposal for a vote at the annual meeting of shareholders for the year 2002, other than by submitting a proposal for inclusion in the Company's proxy statement for that meeting, the shareholder must give timely advance notice in accordance with the Company's Bylaws. To be timely, a shareholder's notice must be received by the Company not earlier than January 23, 2002 and not later than February 22, 2002. The proxy solicited by the board of directors of the Company for the 2002 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is given notice within such time frame.


     Any shareholder proposal or notice described above must be in writing and sent to the Company by registered mail, return receipt requested, to the Company's executive offices at Post Office Box 13989, Research Triangle Park, North Carolina 27709, Attention: Corporate Secretary. Any such proposal or notice also will be subject to the requirements contained in the Company's Bylaws relating to shareholder proposals and any applicable requirements of the Securities Exchange Act of 1934, as amended.


                                            By Order of the Board of Directors


                                            /s/ Don T. Seaquist
                                            Don T. Seaquist
                                            Secretary


April 19, 2001

                                                                     Appendix A


                                 EMBREX, INC.
                            AUDIT COMMITTEE CHARTER
                                 May 18, 2000


I. MISSION STATEMENT


     The audit committee will assist the board of directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders and investment community relating to the Company's financial reporting. In performing its duties, the audit committee will:


   o Review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with applicable laws and regulations;


   o Maintain effective working relationships with, and encourage open means of communication among, the board of directors, management, and the internal and external auditors; and


   o Ensure that each audit committee member obtains an understanding of the responsibilities of audit committee membership and is familiar with the Company's business and operations.


II. ORGANIZATION


Composition of Audit Committee


   o The audit committee shall be comprised of three or more directors as determined by the board of directors, each of whom shall be independent directors. For purposes of this charter, an independent director shall mean a director who is free from any relationship that, in the opinion of the board, would interfere with the exercise of his independent judgment as a member of the audit committee.


   o Notwithstanding the above, the audit committee may include one non-independent director who is not a current employee of the Company if the board determines, in exceptional and limited circumstances, that it would be in the best interests of the Company and its shareholders to have a non-independent director as a member of the audit committee and the board discloses the nature of this relationship and the reasons for its determination in the Company's next annual proxy statement after such appointment.


   o The actions of the audit committee shall be governed by and subject to the Company's bylaw provisions regarding committees of the board and applicable law.


Financial Knowledge of Members


   o All members of the audit committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable time after appointment to the audit committee.


   o At least one member of the audit committee shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience, such as being or having been chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment of Members


   o The members of the audit committee shall be appointed by the board at the usual meeting of the board after the annual shareholders' meeting at which the board elects its officers and appoints its committee members and shall serve until the next meeting of the board for such purpose of appointment or until their successors shall be duly appointed and qualified.


   o Unless a chair is elected by the board, the members of the audit committee may designate a chair by majority vote of the full audit committee membership.


Meetings


   o The audit committee shall meet at least three times annually, and may meet more frequently as circumstances dictate.


   o With the goal of fostering open communication within the Company, the audit committee should meet at least annually with management, the director of the internal auditing department (or person with such responsibilities) and the external auditors in separate executive sessions to discuss any matters that the audit committee or any of these groups believe should be discussed privately with the audit committee.


   o The audit committee or its chair should meet with the external auditors and management quarterly to review the Company's financial statements consistent with the provisions of Article III of this charter.


III. ROLES AND RESPONSIBILITIES


     To fulfill its responsibilities, the audit committee shall:


General


   o Obtain the full board's approval of this charter; review this charter on at least an annual basis and update it as appropriate; propose any changes to the board and receive approval of such changes from the board;


   o Regularly update the board of directors about audit committee activities and make appropriate recommendations; and


   o Comply with Securities and Exchange Commission ("SEC") and Nasdaq requirements for audit committee reports for inclusion in the Company's proxy statement (as described more fully below).


Internal Control


   o Evaluate whether senior management is communicating to others within the Company the importance of internal control and whether senior management is seeking to ensure that all individuals understand their roles and responsibilities;


   o Evaluate whether internal control recommendations made by internal and external auditors have been implemented by management;

   o Require that the external auditors keep the audit committee informed about possible fraud, illegal acts, and any perceived deficiencies in internal control; and

   o Evaluate the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.


Financial Reporting


General

   o Review significant accounting and reporting issues that are brought to the attention of the audit committee, and consider their impact on the financial statements; and

   o Ask management and the internal and external auditors about significant financial reporting risks and exposures and assess the plans to minimize such risks.


Annual Financial Statements

   o Review the annual financial statements and assess whether they are complete and consistent with the information known to audit committee members;

   o Pay appropriate attention to complex or unusual transactions such as restructuring charges and derivative disclosures;

   o Prior to filing the Company's annual report on Form 10-K with the SEC, review and discuss with management and the external auditors the financial statements and the results of the audit, and any significant changes in the external auditors' audit plan;

   o Consider management's handling of any proposed audit adjustments identified by the external auditors;

   o Review the MD&A (Management's Discussion and Analysis of Financial Condition and Results of Operations) and other sections of any annual report of the Company before its release and consider whether the information is consistent with audit committee members' knowledge about the Company and its operations;

   o Require that the external auditors communicate to the audit committee any matters required by applicable regulations or accounting standards; and

   o Determine whether, based on the audit committee's review and discussions with management and the external auditors described above, the audit committee will recommend to the board that the annual financial statements be included in any annual report on Form 10-K with the SEC for the previous fiscal year.


Interim Financial Statements

   o Be briefed by management on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, and the extent of external auditor review of quarterly financial information prior to release to the public or filing with the SEC;

   o Prior to filing any quarterly report on Form 10-Q with the SEC, review and discuss with management and the external auditors the interim financial statements and the results of the external auditors' review (this may be done by the audit committee chair or the entire audit committee);

   o Request information from management and from the internal and external auditors on matters which the audit committee believes may be helpful to their understanding of the interim financial statements, which may include information on whether:

       o actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

       o changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;

       o generally accepted accounting principles have been consistently applied;

       o there are any actual or proposed changes in accounting or financial reporting practices;

       o there are any significant or unusual events or transactions;

       o the Company's financial and operating controls are functioning effectively;

       o the Company has complied with the terms of loan agreements or security indentures; and

       o the interim financial statements contain adequate and appropriate disclosures.

   o Require that the external auditors communicate to the audit committee any matters required by applicable regulations or accounting standards.

External Auditors

   o Select the external auditors, considering effectiveness and independence, and approve the fees and other compensation to be paid to the external auditors;

   o Review the performance of the external auditors annually, and, where appropriate, replace, or recommend that the board replace, the external auditors;

   o Review and discuss with the external auditors their proposed audit scope and approach;

   o Instruct the external auditors that they are ultimately accountable to the board and to the audit committee, as representatives of the shareholders of the Company, and that the board and the audit committee have the ultimate authority and responsibility to select, evaluate and, if appropriate, replace the external auditors;

   o Ensure that the external auditors periodically submit a formal written statement delineating all relationships between the auditors and the Company, consistent with that required by Independence Standards Board Standard No.1, as may be modified or supplemented, and actively engage in discussions with the external auditors regarding any disclosed relationships that the audit committee feels may impact the objectivity and independence of the external auditors;

   o Assess the independence of the external auditors by reviewing and discussing the nonaudit services provided by the external auditors and the auditors' assertion of their independence, and take, or recommend that the board take, any further action believed to be necessary to confirm their independence;

   o Discuss with the external auditors their judgments about the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosure practices, and the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates;

   o Discuss any required communications after completion of annual audit or quarterly reviews prior to filing financial statements with the SEC;

   o Review and discuss with the external auditors the competency of accounting and financial human resources; and

   o Review and discuss with the external auditors the matters required by Statements on Auditing Standard No. 61, as may be modified or supplemented.

Internal Auditors

   o Review the activities and organizational structure of the internal audit function (or such activities and organizational structures that perform a similar function); and

   o Review the effectiveness of the internal audit function (or such activities and organizational structures that perform a similar function).


Compliance with Laws and Regulations

   o Review the effectiveness of the Company's system for monitoring compliance with laws and regulations relating to financial reporting and the results of management's investigation and follow-up (including disciplinary action) on any suspected fraudulent acts or accounting irregularities;

   o Periodically obtain updates from management, tax director (or person with such responsibilities) and legal counsel regarding compliance with financial reporting laws and regulations;

   o Evaluate whether regulatory compliance matters identified by management, tax director or legal counsel have been considered in the preparation of financial statements; and

   o Review the findings of any examinations by regulatory agencies such as the SEC.

Other Responsibilities

   o Ensure that significant findings and recommendations made by the internal and external auditors are discussed by the audit committee on a timely basis;

   o Review, with the Company's external legal counsel, any legal matters of which the audit committee is aware that the audit committee believes could have a significant impact on the Company's financial statements;

   o Review the policies and procedures in effect for considering officers' expenses and perquisites;

   o If necessary, institute special investigations and, if appropriate, hire special external legal counsel or experts to assist it in the conduct of any investigation; and

   o Perform other oversight functions as requested by the board.

                                 EMBREX, INC.
PROXY
                   Proxy for Annual Meeting of Shareholders
                          to be held on May 17, 2001
                      Solicited by the Board of Directors

     The undersigned hereby constitutes and appoints Randall L. Marcuson and Don T. Seaquist and each of them as attorney and proxy of the undersigned, each with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Embrex, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the NC Biotechnology Center, 15 Alexander Drive, Research Triangle Park, NC, on May 17, 2001, at 9:00 a.m., local time, and any adjournments of the meeting.

     When properly executed and returned, this proxy and the shares represented hereby will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy and such shares will be voted FOR the proposals set forth below and described in the accompanying proxy statement. The undersigned further gives the above-named attorneys and proxies the discretionary authority to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments of the meeting. This proxy may be revoked prior to its exercise.

     The Board of Directors Recommends a Vote FOR the Proposals Listed Below.

1. Election of Board of Directors:

   [ ] FOR all nominees listed below (except as marked to the contrary below).
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

  C. Daniel Blackshear; Lester M. Crawford, DVM, Ph.D.; Peter J. Holzer; John E. Klein; Randall L. Marcuson; Arthur M. Pappas; Walter V. Smiley.

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


   -----------------------------------------------------------------------------

2. Ratify the action of the Board of Directors in appointing Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2001:

       [ ] FOR                  [ ] AGAINST             [ ] ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report to Shareholders for 2000.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.




                                           Dated: ---------------------- , 2001
                                                  (Be sure to date proxy)



                                           ------------------------------------
                                            Signature and title, if applicable



                                           ------------------------------------
                                               Signature if held jointly




When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership or other non-corporate entity, please sign in the entity's name by an authorized person.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.